SUB-ITEM 77Q1(A)

Appendix A, dated June 19, 2012 to the Master Amended and Restated By-Laws for MFS Series Trust XV, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on June 29, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated May 21 2012, to the Amended and Restated Declaration of Trust of MFS Series Trust XV, dated July 24, 2007, is contained in Post-Effective Amendment No. 49 to the Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.




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